Exhibit 99.2

NORTHEAST UTILITIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On April 10, 2012, Northeast Utilities (NU) acquired 100 percent of the outstanding common shares of NSTAR and NSTAR (through a successor, NSTAR LLC) became a direct wholly-owned subsidiary of NU.  NSTAR is a holding company engaged through its subsidiaries in the energy delivery business serving electric and natural gas distribution customers in Massachusetts.  The merger was structured as a merger of equals in a tax-free exchange of shares.  As part of the merger, NSTAR shareholders received 1.312 NU common shares for each NSTAR common share owned (the "exchange ratio") as of the acquisition date.  The exchange ratio was structured to result in a no-premium merger based on the average closing share price of each company's common shares for the 20 trading days preceding the October 18, 2010 announcement of the merger.  NU issued approximately 136 million common shares to the NSTAR shareholders as a result of the merger, which brought the total common shares outstanding to approximately 314 million shares.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (pro forma financial statements) have been primarily derived from the historical consolidated financial statements of NU and NSTAR. The Unaudited Pro Forma Condensed Combined Consolidated Statement of Income (pro forma statement of income) for the year ended December 31, 2011 gives effect to the merger as if it were completed on January 1, 2011.  The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (pro forma balance sheet) as of December 31, 2011 gives effect to the merger as if it were completed on December 31, 2011.  The pro forma adjustments in the pro forma financial statements were estimated as of the merger date.

The merger of NU and NSTAR was accounted for as an acquisition of NSTAR by NU and has followed the acquisition method of accounting for business combinations.  The purchase price is based on the closing price of NU common shares on the NYSE on April 9, 2012 of $36.79.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the statement of income, expected to have a continuing impact on the combined results of NU.

The unaudited pro forma financial statements include adjustments to reflect the consummation of the merger, changes in assets and liabilities to record the estimated fair values, and the purchase price as of the date of the merger.  Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements.  These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or synergies that could result from the merger.

The pro forma financial statements have been presented for illustrative purposes only and are not intended to be indicative of results of operations or financial position that would have been achieved had the merger been completed as of the dates presented, or the future consolidated results of operations or financial position of NU after the merger.

The following pro forma financial statements should be read in conjunction with the consolidated financial statements of NSTAR included in this current report on Form 8-K/A.

NORTHEAST UTILITIES
UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2011

(Millions of Dollars, except share information)	Northeast Utilities	NSTAR (a)	Pro Forma Adjustments	Note 3	Pro Forma Combined
Operating Revenues	$4,465.7	$2,866.8	$21.4	(b)	$7,353.9

Operating Expenses:
Fuel, purchased and net interchange power	1,580.7	931.3	-		2,512.0
Operation and maintenance	1,298.0	902.9	(0.3)	(b) (c)	2,200.6
Depreciation and amortization	469.2	369.5	(7.5)	(d)	831.2
Taxes other than income taxes	323.6	126.1	0.3	(b)	450.0
Total Operating Expenses	3,671.5	2,329.8	(7.5)		5,993.8
Operating Income	794.2	537.0	28.9		1,360.1

Interest Expense	250.4	99.3	(5.5)	(e)	344.2
Other Income, Net	27.7	2.1	-		29.8
Income Before Income Tax Expense	571.5	439.8	34.4		1,045.7
Income Tax Expense	171.0	168.4	11.3	(b) (f)	350.7
Net Income from Continuing Operations	400.5	271.4	23.1		695.0

Net Income Attributable to Noncontrolling Interests	$5.8	$2.0	$(0.3)	(b) (g)	$7.5
Net Income from Continuing Operations Attributable to Controlling Interests	$394.7	$269.4	$23.4		$687.5
Basic Earnings Per Common Share from Continuing Operations	$2.22	$2.60			$2.19
Diluted Earnings Per Common Share from Continuing Operations	$2.22	$2.59			$2.19
Weighted Average Common Shares Outstanding (thousands):

Basic	177,410	103,587	32,462	(h)	313,459

Diluted	177,805	103,991	32,883	(h)	314,679

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements which are an integral part of these statements.  Certain financial statement amounts included in NSTAR's historical income statement have been reclassified to conform to corresponding amounts included in NU's historical income statement.

NORTHEAST UTILITIES
UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED BALANCE SHEET
As of December 31, 2011

(Millions of Dollars)	Northeast Utilities	NSTAR (a)	Pro Forma Adjustments	Note 3	Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$6.6	$11.7	$7.8	(b)	$26.1
Receivables, net	488.0	273.4	1.3	(b)	762.7
Unbilled revenues	175.2	50.8	-		226.0
Fuel, materials and supplies	249.0	67.5	-		316.5
Regulatory assets	255.1	372.7	-		627.8
Prepayments and other current assets	183.6	28.3	0.4	(b)	212.3
Total Current Assets	1,357.5	804.4	9.5		2,171.4
Property, Plant and Equipment, Net	10,403.1	5,055.1	42.8	(b) (i)	15,501.0
Deferred Debits and Other Assets:
Regulatory assets	3,267.7	2,126.7	50.0	(b) (j)	5,444.4
Goodwill	287.6	-	3,193.4	(k)	3,481.0
Derivative assets	98.4	-	-		98.4
Other long-term assets	232.8	111.0	270.2	(b) (l)	614.0
Total Deferred Debits and Other Assets	3,886.5	2,237.7	3,513.6		9,637.8
Total Assets	$15,647.1	$8,097.2	$3,565.9		$27,310.2

LIABILITIES AND CAPITALIZATION
Current Liabilities:
Notes payable to banks	$317.0	$311.5	$-		$628.5
Long-term debt - current portion	331.6	400.7	-		732.3
Accounts payable	633.3	253.7	30.3	(b) (m)	917.3
Derivative liabilities	107.6	11.0	-		118.6
Regulatory liabilities	167.8	22.8	46.0	(n)	236.6
Other current liabilities	390.4	311.2	21.2	(b) (o)	722.8
Total Current Liabilities	1,947.7	1,310.9	97.5		3,356.1

Rate Reduction Bonds and Transition Property Securitization	112.3	92.2	-		204.5
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	1,868.3	1,408.4	(120.3)	(b) (p)	3,156.4
Regulatory liabilities	266.1	301.1	2.4	(q)	569.6
Derivative liabilities	959.9	3.5	-		963.4
Accrued pension and postretirement obligation	1,326.0	855.1	-		2,181.1
Other long-term liabilities	420.1	287.4	183.9	(b)	891.4
Total Deferred Credits and Other Liabilities	4,840.4	2,855.5	66.0		7,761.9

Capitalization:
Long-Term Debt	4,614.9	1,757.4	488.0	(b) (r)	6,860.3
Noncontrolling Interests in Consolidated Subsidiaries:
Preferred stock not subject to mandatory redemption	116.2	43.0	(3.6)	(s)	155.6

Common Shareholders' Equity:
Common shares	980.3	103.6	576.6	(t)	1,660.5
Capital surplus, paid in	1,797.8	789.9	3,574.8	(u)	6,162.5
Retained earnings	1,651.9	1,163.0	(1,250.3)	(v)	1,564.6
Accumulated other comprehensive loss	(70.7)	(18.3)	18.3	(w)	(70.7)
Treasury stock	(346.7)	-	-		(346.7)
Common Shareholders' Equity	4,012.6	2,038.2	2,919.4		8,970.2
Noncontrolling Interests	3.0	-	(1.4)	(b) (x)	1.6
Total Equity	4,015.6	2,038.2	2,918.0		8,971.8
Total Capitalization	8,746.7	3,838.6	3,402.4		15,987.7
Total Liabilities and Capitalization	$15,647.1	$8,097.2	$3,565.9		$27,310.2

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements which are an integral part of these statements.  Certain financial statement amounts included in NSTAR's historical balance sheet have been reclassified to conform to corresponding amounts included in NU's historical balance sheet.

 NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.

Basis of Presentation

See the accompanying Overview to the unaudited pro forma condensed combined consolidated financial statements for a description of the merger transaction and the overall presentation of the pro forma financial statements.  The pro forma financial statements have been primarily derived from the historical consolidated financial statements of NU and NSTAR and do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or synergies that could result from the merger.  The pro forma statement of income for the year ended December 31, 2011 gives effect to the merger as if it were completed on January 1, 2011. The pro forma balance sheet as of December 31, 2011 gives effect to the merger as if it were completed on December 31, 2011.  The pro forma adjustments in the pro forma financial statements were estimated as of the merger date.

Merger-related transaction costs are accounted for as expenses in the period in which the costs are incurred. The historical income statements of NU and NSTAR presented in the pro forma income statement include combined transaction and merger-related costs of $23.9 million before taxes ($17.2 million after taxes) for the year ended December 31, 2011.  A pro forma adjustment has been reflected to remove the impact of these costs from pro forma results because they are non-recurring charges directly related to the merger.  Transaction and other merger costs incurred upon consummation of the merger have been excluded from the pro forma statement of income because they represent non-recurring charges directly related to the merger.  However, these merger costs are reflected in the pro forma balance sheet as decreases to retained earnings, net of income tax effects.  These adjustments include charges recorded at the time of the merger related to rate settlement agreements with the Massachusetts Attorney General and the Massachusetts Department of Energy Resources (DOER) and the Connecticut Attorney General and the Connecticut Office of Consumer Counsel (OCC) (see Merger Settlements in Note 3(v)).  The pro forma financial statements do not reflect the effects of future regulatory actions that may impact the pro forma financial statements.

The merger is reflected in the pro forma financial statements as an acquisition of NSTAR by NU, in accordance with accounting standards for business combinations.  Under the acquisition method, the total purchase price has been calculated as described in Note 2, using the closing price of NU common shares on April 9, 2012. Certain assets acquired and liabilities assumed have been measured at estimated fair value as of the merger date, based on estimates and assumptions that NU management believes are reasonable.  The estimated fair values have been determined based on accounting guidance for fair value measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

NSTAR’s regulated operations consist of electric and gas distribution and transmission operations.  These operations are subject to rate-setting authority of the Massachusetts Department of Public Utilities (DPU) and the Federal Energy Regulatory Commission (FERC), which generally allow for recovery of costs of service, including a carrying charge on most net assets and liabilities.  For the net assets and liabilities earning a carrying charge, the carrying values approximate fair values, and pro forma adjustments are not required.

Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma financial statements.  These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

Note 2.

Purchase Price and Preliminary Allocation

Pursuant to the merger, all of the NSTAR common shares were exchanged at the fixed exchange ratio of 1.312 common shares of NU for each NSTAR common share.  The total consideration transferred in the merger was based on the closing price of NU common shares on April 9, 2012, the day prior to the date the merger was completed, and was calculated as follows:

NSTAR common shares outstanding as of April 9, 2012 (in thousands)*	103,696
Exchange ratio	1.312
NU common shares issued for NSTAR common shares outstanding (in thousands)	136,049
Closing price of NU common shares on April 9, 2012	$36.79
Value of common shares issued (in millions)	$5,005
Fair value of NU replacement stock-based compensation awards related to pre-merger service (in millions)	33
Total purchase price (in millions)	$5,038

*

Includes 109 thousand shares related to NSTAR stock-based compensation awards that vested immediately prior to the merger.

Certain of NSTAR’s stock-based compensation awards, including deferred shares, performance shares and all outstanding stock options, were replaced with NU awards upon consummation of the merger.  In accordance with accounting guidance for business combinations, a portion of the fair value of these awards is included in the purchase price as it represents consideration transferred in the merger.

The allocation of the total purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of NSTAR’s assets and liabilities estimated as of the merger date.  The preliminary allocation of the purchase price is as follows (in millions):

Current assets	$804
Property, plant and equipment, net	5,097
Goodwill	3,193
Other long-term assets, excluding goodwill	2,183
Current liabilities	(1,321)
Long-term liabilities	(2,720)
Long-term debt and other long-term obligations	(2,159)
Preferred stock	(39)
Total purchase price	$5,038

Note 3.

Pro Forma Adjustments

The pro forma adjustments included in the pro forma financial statements are as follows:

Adjustments to Unaudited Pro Forma Financial Statements

(a)

NSTAR historical presentation — Certain financial statement amounts included in NSTAR's historical financial statements have been reclassified to conform to corresponding amounts included in NU's historical financial statements.

(b)

Consolidation of equity investments — These adjustments reflect the consolidation of two companies, each of which owns a decommissioned nuclear power plant.  These companies, Connecticut Yankee Atomic Power Company and Yankee Atomic Electric Company (collectively, the Yankee companies), were previously accounted for under the equity method of accounting by both NU and NSTAR, and the equity investments were included in other long-term assets.  Following the merger NU holds majority ownerships in the Yankee companies, which provide it with voting control of these companies.  Therefore, the Yankee companies' financial statements are included in the pro forma financial statements to reflect their consolidation with NU.  The assets and liabilities of the Yankee companies primarily consist of decommissioning liabilities and long-term debt and offsetting trust funds and regulatory assets.

Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Statements of Income

(c)

Operation and maintenance — Includes the following adjustments for the year ended December 31, 2011:

•

Decrease of $23.9 million to eliminate the impacts on the historical financial statements of non-recurring transaction and other merger costs

•

Decrease of $0.9 million to eliminate the amortization of NSTAR’s historical accumulated other comprehensive loss.  NSTAR’s historical accumulated other comprehensive loss, primarily related to the nonqualified pension plan, is eliminated in the pro forma balance sheet (Note 3(w)).

•

Increase of $4.0 million to recognize merger-related stock-based compensation expense that will be recognized for three years following the merger

(d)

Depreciation and amortization — Includes the following adjustments for the year ended December 31, 2011:

•

Increase to depreciation expense of $4.5 million to amortize the pro forma fair value adjustment to property, plant and equipment of NSTAR's unregulated telecommunications business.  The adjustment is being amortized over the expected lives of the underlying assets, from 5 to 20 years.

•

Decrease to amortization expense of $12.0 million to amortize the pro forma fair value adjustment to regulatory assets that are not earning a return.  The adjustment is being amortized on a straight-line basis over the expected collection periods of the underlying regulatory assets, from 18 to 28 years.

(e)

Interest expense — Reflects reductions in interest expense for the year ended December 31, 2011 as a result of the amortization over the remaining life of the debt of the pro forma fair value adjustment to NSTAR's parent company debt ($5.2 million) and the elimination of amortization of deferred issuance costs related to this debt ($0.3 million).  These adjustments are being amortized over the remaining life of the debt, approximately 7.5 years.

(f)

Income tax expense — Includes the income tax effects of the pro forma adjustments calculated primarily using the estimated post-merger composite statutory tax rate of 40 percent (increase of $10.7 million for the year ended December 31, 2011)

(g)

Net Income Attributable to Noncontrolling Interests — Reflects the elimination of the reductions to net income ($0.3 million for the year ended December 31, 2011) for amounts related to NSTAR's 25 percent interest in a transmission entity consolidated by NU because NU owns 100 percent of the entity as a result of the merger

(h)

Shares outstanding — Reflects the elimination of NSTAR's common shares (103.6 million shares) and the issuance of approximately 136 million common shares of NU.  The pro forma weighted average number of diluted shares outstanding also includes the dilutive effect of NU stock-based compensation awards that were issued to replace certain of NSTAR’s outstanding stock-based compensation awards (Note 2) as well as incremental stock-based compensation awards issued as a result of the merger.

(Shares in thousands)

Basic:	Year Ended December 31, 2011
NU weighted average number of basic common shares outstanding	177,410
Equivalent NSTAR common shares after exchange*	136,049
313,459
Diluted:
NU weighted average number of diluted common shares outstanding	177,805
Equivalent NSTAR common shares after exchange*	136,049
Dilutive effect of incremental merger-related stock-based compensation and the replacement of NSTAR stock-based compensation awards	825
314,679
* See Note 2

Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

(i)

Property, Plant and Equipment, Net — Includes a pro forma increase of $41.4 million to reflect the fair value of property, plant and equipment related to NSTAR's unregulated telecommunications business, using a discounted cash flow methodology based on the telecommunications business’ weighted average cost of capital

(j)

Regulatory assets — Includes a pro forma decrease to regulatory assets to reflect the fair values of regulatory assets not earning a return discounted at the weighted average cost of capital ($324.0 million); increases to regulatory assets to reflect the fair value of debt of NSTAR’s regulated companies (an increase to debt of $268.6 million and elimination of debt issuance costs of $9.1 million); and a reduction of $40 million to storm cost regulatory assets related to the Connecticut settlement (Note 3(v))

(k)

Goodwill — Reflects the excess of the purchase price paid over the fair value of NSTAR's net assets acquired and liabilities assumed, calculated as follows (in millions):

Purchase price (Note 2)	$5,038
Less: Fair value of net assets acquired	(1,845)
Pro forma goodwill adjustment	$3,193

(l)

Other long-term assets — Includes the recognition of an intangible asset related to the fair value of NSTAR’s operating leases ($2.4 million), offset by the removal of unamortized debt issuance costs ($11.2 million) and the elimination of NSTAR's 25 percent investment in a transmission entity jointly owned with NU ($3 million).  The transmission entity is consolidated in the pro forma financial statements and the related noncontrolling interest has been eliminated because NU owns 100 percent of the entity as a result of the merger (Note 3(x)).

(m)

Accounts payable — Includes the pre-tax accrual for certain non-recurring merger costs of $31.5 million payable after the merger (Note 3(v))

(n)

Regulatory liabilities – current — Reflects regulatory liabilities for customer credits in accordance with the Massachusetts and Connecticut settlements ($21 million and $25 million, respectively – Note 3(v))

(o)

Other current liabilities — Includes a liability to fund Connecticut energy efficiency initiatives in accordance with the Connecticut settlement ($15 million) (Note 3(v)) and a liability for other merger-related costs ($10.4 million)

(p)

Accumulated deferred income taxes — Includes a reduction of the estimated deferred tax liability, primarily based on the estimated post-merger composite statutory tax rate of 40 percent for NU applied to the pro forma adjustments recorded to reflect the fair value of applicable assets acquired and liabilities assumed, excluding goodwill ($190.1 million).  The estimated tax rate does not take into account any historical or possible future tax events that may impact NU and is different from NU's effective tax rate for the year ended December 31, 2011, which includes tax items that vary from the statutory rates.

(q)

Regulatory liabilities – long-term — Reflects an increase to regulatory liabilities offsetting the adjustment to record an intangible asset for the fair value of regulated company operating leases, the benefits of which accrue to customers

(r)

Long-Term Debt — Includes fair value adjustments to increase NSTAR's parent company debt ($40.0 million) and regulated company debt ($268.6 million) based on prevailing values for comparable securities. The portion of the adjustment related to regulated company debt is offset by an increase to regulatory assets.

(s)

Preferred stock not subject to mandatory redemption — Represents an adjustment to record the preferred stock of an NSTAR subsidiary at fair value based on prevailing values for comparable securities.  This adjustment is not amortized, as the preferred stock does not have a maturity.

(t)

Common shares — Includes the elimination of NSTAR’s common shares balance ($103.7 million after a $0.1 million increase for shares issued for NSTAR stock-based compensation awards that vested immediately upon the merger) and the recognition of approximately 136 million NU common shares at $5.00 par value ($680.2 million) issued in the merger

(u)

Capital surplus, paid in — Reflects the following pro forma adjustments to capital surplus, paid in (in millions):

Increase related to pre-merger stock compensation	$2.1
Elimination of NSTAR capital surplus, paid in	(792.0)
Issuance of NU shares and replacement awards for purchase	4,358.0
Executive stock compensation costs	6.7
Total increase to capital surplus, paid in	$3,574.8

(v)

Retained earnings — Includes (1) the elimination of NSTAR’s retained earnings ($1,152.3 million after an $10.7 million reduction for after-tax pre-merger expenses) and (2) a reduction to retained earnings totaling $87.3 million (net of estimated tax benefits) for the following non-recurring merger costs (in millions):

Non-recurring settlement charges (see Merger Settlements below):
Massachusetts rate credit	$21.0	(1)
Connecticut rate credit	25.0	(1)
Connecticut storm cost concession	40.0	(1)
Connecticut energy efficiency fund	15.0	(1)
Other non-recurring merger costs	38.2	(2)
Total pre-tax non-recurring merger costs	$139.2
Tax effect	(51.9)
Total after-tax charge to retained earnings	$87.3

(1)

Recorded at the time of the merger

(2)

Includes $6.7 million (recorded as an increase to capital surplus, paid in) related to non-recurring stock-based compensation cost and $31.5 million (recorded as an increase to accounts payable) for other merger costs, primarily investment banking fees, payable upon consummation of the merger

Merger Settlements:

On February 15, 2012, NU and NSTAR reached comprehensive settlement agreements with the Massachusetts Attorney General and the DOER.  The settlement agreements include a base distribution rate freeze at least through 2015 for NSTAR Electric, NSTAR Gas and WMECO; customer rate credits of $21 million ($15 million, $3 million and $3 million for NSTAR Electric, NSTAR Gas, and WMECO, respectively); and a variety of matters impacting the advancement of Massachusetts clean energy policy established by the Green Communities Act and Global Warming Solutions Act.  On April 4, 2012, the DPU issued a decision approving the settlement agreements and the merger of NU and NSTAR.

On March 13, 2012, NU and NSTAR reached a comprehensive settlement agreement with both the Connecticut Attorney General and the Connecticut OCC.  The settlement agreement includes a $25 million rate credit to CL&P customers; a CL&P base distribution rate freeze until December 1, 2014; the establishment by NU of a $15 million fund for energy efficiency and other initiatives to be disbursed at the direction of the Connecticut Department of Energy and Environmental Protection; and a CL&P agreement to forego recovery of $40 million of the deferred storm costs associated with restoration activities following Tropical Storm Irene and the October 2011 snowstorm.  On April 2, 2012, the PURA issued a decision approving the settlement agreement and the merger of NU and NSTAR.

(w)

Accumulated other comprehensive loss — Represents the elimination of NSTAR’s historical accumulated other comprehensive loss, primarily related to the nonqualified pension plan

(x)

Noncontrolling Interests — Includes the elimination of NSTAR's 25 percent noncontrolling interest ($3 million) in a transmission entity consolidated by NU because NU owns 100 percent of the entity as a result of the merger